Exhibit 99.1

Akoya Reports First Quarter 2022 Operating Results and Raises Full Year 2022 Revenue Guidance

May 5, 2022

Q1 2022 revenue $16.9 million, 38% growth over prior year period

Raising FY 2022 revenue guidance range to $70-73 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the first quarter ending March 31, 2022.

“Akoya remains on an exciting trajectory, delivering record revenue and system placements in the first quarter,” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences.  “This quarter was highlighted by the commercial launch of the PhenoCycler-Fusion System, showcasing powerful new data of our 100+ plex antibody panels and new universal chemistry capabilities at the recent AACR meeting. We continued to execute on all segments of the business and are confident in our updated full year revenue guidance.”

First Quarter 2022 Financial Highlights

●	Total revenue was $16.9 million in the first quarter of 2022, compared to $12.2 million in the prior year period; an increase of 38%.
●	Product revenue was $13.3 million in the first quarter of 2022, compared to $10.0 million in the prior year period; an increase of 34%; within product revenue, reagent revenue was $4.6 million for the quarter, versus $2.5 million in the prior year period, an increase of 82%.
●	Services and other revenue totaled $3.6 million in the first quarter of 2022, compared to $2.2 million in the prior year period; an increase of 58%.
●	Gross profit was $10.1 million in the first quarter of 2022, compared to $7.4 million in the prior year period; an increase of 36%; and gross profit margin was 60% in the first quarter of 2022.
●	51 instruments were sold in the first quarter of 2022; 14 PhenoCyclers, 37 PhenoImagers (which includes Fusion and HT).
●	Instrument installed base of 748 as of March 31, 2022; 196 PhenoCyclers, 552 PhenoImagers (of which 28 are the new Fusion instruments).
●	Combined-unit PhenoCycler-Fusion installed base of 23 as of March 31, 2022.

First Quarter 2022 Business Highlights

●	As of March 31, 2022, there have been 531 total publications featuring Akoya’s platforms; 112% growth from 251 total publications as of March 31, 2021.
●	Appointment of Dr. Ehab El-Gabry, M.D. as Akoya’s new Chief Medical Officer, who brings over 20 years of leadership experience in pathology and IVD development that are critical for Akoya’s vision of advancing spatial phenotyping in precision medicine and cancer care.
●	Showcased new data for a panel of 100+ protein markers for deep spatial phenotyping at single-cell resolution across an entire tissue sample at AACR.

●	Previewed the new universal chemistry to enable accelerated validation of biomarkers discovered using deep spatial phenotyping at AACR.
●	Launched world tour for PhenoCycler-Fusion across 29 cities in North America, Europe, and Asia-Pacific; please visit https://www.akoyabio.com/fusion-tour/ for a full list of the world tour cities and dates to experience the PhenoCycler-Fusion at a city near you.
●	$94 million of cash and cash equivalents as of March 31, 2022, well capitalized to deliver on our existing strategic plan.

2022 Outlook

The company, based on its updated plans and initiatives, is raising its full year 2022 revenue guidance range to $70-73 million.

Webcast and Conference Call Details

Akoya will host a conference call today, May 5, 2022, at 5:00 p.m. Eastern Time to discuss its first quarter 2022 financial results. The dial-in numbers are (833) 562-0146for domestic callers or (661) 567-1226for international callers, followed by Conference ID: 7363649. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and increase awareness of spatial biology technology, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research via its key platforms: PhenoCycler™, PhenoImager™ Fusion and PhenoImager HT. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Akoya Biosciences, Inc.

investors@akoyabio.com

Media Contact:

Christine Quern

Akoya Biosciences, Inc.

cquern@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$93,938	$113,079
Accounts receivable, net	11,314	9,444
Inventories, net	11,373	9,014
Prepaid expenses and other current assets	9,841	9,277
Total current assets	126,466	140,814
Property and equipment, net	7,588	7,487
Demo inventory, net	2,225	2,548
Intangible assets, net	20,960	21,150
Goodwill	18,262	18,262
Operating lease right of use assets, net	9,937	—
Financing lease right of use assets, net	1,047	—
Other non-current assets	643	646
Total assets	$187,128	$190,907
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current assets	$23,656	$23,198
Current portion of operating lease liabilities	2,805	—
Current portion of financing lease liabilities	383	—
Deferred revenue	4,892	4,484
Total current liabilities	31,736	27,682
Deferred revenue, net of current portion	1,519	1,330
Long-term debt, net	32,576	32,471
Contingent consideration liability, net of current portion	6,755	7,850
Operating lease liabilities, net of current portion	7,506	—
Financing lease liabilities, net of current portion	448	—
Other long-term liabilities	36	223
Total liabilities	80,576	69,556
Total stockholders' equity	106,552	121,351
Total liabilities and stockholders' equity	$187,128	$190,907

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended
	March 31,	March 31,
	2022	2021
Revenue:
Product revenue	$13,343	$9,963
Service and other revenue	3,551	2,249
Total revenue	16,894	12,212
Cost of goods sold:
Cost of product revenue	$4,080	$3,607
Cost of service and other revenue	2,718	1,200
Total cost of goods sold	$6,798	$4,807
Gross profit	$10,096	$7,405
Operating expenses:
Selling, general and administrative	18,193	8,179
Research and development	5,714	3,192
Change in fair value of contingent consideration	200	426
Depreciation and amortization	1,543	1,009
Total operating expenses	25,650	12,806
Loss from operations	(15,554)	(5,401)
Other income (expense):
Interest expense, net	(749)	(751)
Change in fair value of warrant liability	—	(1,870)
Other expense, net	(74)	(66)
Loss before benefit (provision) for income taxes	(16,377)	(8,088)
Benefit (provision) for income taxes	(22)	6
Net loss	$(16,399)	$(8,082)
Dividends accrued on redeemable convertible preferred stock	—	(1,190)
Accretion of redeemable convertible preferred stock	—	(296)
Adjusted net loss attributable to common stockholders	(16,399)	(9,568)
Net loss per share attributable to common stockholders, basic and diluted	$(0.44)	$(3.54)
Weighted-average shares outstanding, basic and diluted	37,464,496	2,706,133